Exhibit 99.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NetSolve, Incorporated (the “Company”) for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Hood, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the final condition and result of operations of the Company.

/s/ David D. Hood
Name:	David D. Hood
Title:	President and Chief Executive Officer

November 14, 2002